SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934    (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

			BIOJECT MEDICAL TECHNOLOGIES INC.
---------------------------------------------------------------------------

	       (Name of Registrant as Specified In Its Charter)


---------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.
    1)  Title of each class of securities to which transaction applies:

_________________________________________________________________________

    2)  Aggregate number of securities to which transaction applies:
_________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________
    4)  Proposed maximum aggregate value of transaction:
_________________________________________________________________________
    5)  Total fee paid:
_________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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    paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:

___________________________________________________________________________

    2)  Form, Schedule or Registration Statement No.:

___________________________________________________________________________

    3)  Filing Party:

___________________________________________________________________________

    4)  Date Filed:

___________________________________________________________________________

			Bioject Medical Technologies Inc.
			    7620 SW Bridgeport Road
			       Portland OR 97224


August 1, 1997


Dear Shareholders:

     You are cordially invited to attend the 1997 annual meeting of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC., to be held at the Oregon Convention Center, 777 NE Martin Luther King Jr. Blvd., Room C120-122, Portland, Oregon, on Thursday, September 11, 1997 at 9:00 a.m., Pacific Daylight Time.

     The matters to be acted upon at the meeting -- to elect the Board of Directors; to reprice certain options granted to directors; and to transact such other business as may properly come before the meeting -- are described in the attached Notice of Meeting and Proxy Statement.

     We believe the annual meeting provides an excellent opportunity for shareholders to become better acquainted with BIOJECT and its board members and officers. Although we would like very much to have each shareholder attend the 1997 meeting, we realize this is not possible. Whether or not you plan to be present at the meeting, it is important that your shares be represented. Therefore, we urge you to complete, sign and return the enclosed proxy as soon as possible.

     If you return your proxy promptly, you can help your Company avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. If you decide between now and September that you can attend the meeting in person, you may revoke your proxy at that time and vote your shares at the meeting.

     We appreciate your continued support of Bioject and look forward to greeting you personally at the meeting or receiving your proxy.

					 Sincerely,


				      /S/ JAMES C. O'SHEA
				      _________________________________
				      James C. O'Shea
				      Chairman of the Board, President
				      and Chief Executive Officer

		      BIOJECT MEDICAL TECHNOLOGIES INC.
		 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC. (the "Company") will be held on Thursday, September 11, 1997, at 9:00 a.m., Pacific Daylight Time, at the Oregon Convention Center, 777 NE Martin Luther King Jr. Blvd., Room C120-122, Portland, Oregon, for the following purposes:

     1.     To elect seven directors for the ensuing year;

     2. To reprice certain options previously granted to the Company's non-employee directors;

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     These matters are more fully described in the proxy statement accompanying this Notice.

Accompanying this Notice of Meeting is a proxy statement and a form of proxy, together with the annual report of the Company. A copy of the Company's 10-K containing the consolidated financial statements for the year ended March 31, 1997, and the auditors' report on the financial statements is also included. Only holders of common stock of record at the close of business on July 25, 1997 will be entitled to vote at the Annual Meeting of Shareholders and any adjournments thereof.

     Shareholders who are unable to attend the Meeting in person are requested to complete, sign, date and return the enclosed form of proxy directly to American Stock Transfer and Trust Co., postage prepaid. A proxy will not be valid unless it is received at the office of American Stock Transfer and Trust Co., 40 Wall Street, 46th Floor, New York, New York 10005 before the time fixed for the Meeting.

     DATED at Portland, Oregon, this 1st day of August, 1997.

				   BY ORDER OF THE BOARD


				   /S/ PEGGY JARVIS MILLER
				   _______________________________
				   Peggy Jarvis Miller
				   Vice President, Chief Financial
				   Officer and Secretary/Treasurer

		      BIOJECT MEDICAL TECHNOLOGIES INC.

			      TABLE OF CONTENTS



MANAGEMENT SOLICITATION

APPOINTMENT AND REVOCABILITY OF PROXIES

VOTING OF PROXIES

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

PROPOSAL #1: ELECTION OF DIRECTORS
     Board of Directors Composition, Compensation and Committees

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS
     Biographical Information
     Executive Compensation
     Grant of Stock Options
     Option Exercises and Fiscal Year End Values
     Employment Contracts
     Escrowed Shares
     SEC Filings

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE
COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PERFORMANCE CHART

PROPOSAL #2:  AMENDMENT TO DIRECTOR STOCK OPTIONS

OTHER MATTERS TO BE ACTED UPON

SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING

ANNUAL REPORT

INDEPENDENT ACCOUNTANTS

PROPOSALS OF SHAREHOLDERS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

		      BIOJECT MEDICAL TECHNOLOGIES INC.
			       PROXY STATEMENT
			     as of August 1, 1997

MANAGEMENT SOLICITATION

     This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of BIOJECT MEDICAL TECHNOLOGIES INC. (the "Company"), for use at the annual general meeting (the "Meeting") of shareholders of the Company to be held on September 11, 1997, at the time and place and for the purposes set forth in the Notice of Meeting.

     The form of proxy accompanying this information circular is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, facsimile, telegraph or messenger. The Company estimates it will pay Allen Nelson & Co. its customary and reasonable fees not expected to exceed $3,500, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. The Company will also pay persons holding shares of the common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. The cost of this solicitation will be borne directly by the Company.

     The approximate mailing date of the Notice of Meeting, proxy statement and form of proxy is August 1, 1997.

APPOINTMENT AND REVOCABILITY OF PROXIES

     The persons named in the accompanying form of proxy are officers of the Company.

     In addition to revocation in any other manner permitted by law, a proxy may be revoked by:

       (i) signing another proxy bearing a later date and depositing it in the manner set forth in the Notice of Meeting;

      (ii) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed) and either depositing it in the manner set forth in the Notice of Meeting at any time before the time fixed for the Meeting or an adjournment thereof or with the chairman of the Meeting on the day of the Meeting or an adjournment thereof; or

     (iii) attending the Meeting or an adjournment thereof, and casting a ballot in person.

     Such revocation will have effect only in respect of those matters which have not already been acted upon. Additional proxy forms may be obtained by calling or writing to American Stock Transfer & Trust Co., Shareholder Services, 40 Wall Street, 46th Floor, New York, NY 10005.
Telephone: (718) 921-8200.

VOTING OF PROXIES

     The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities shall be voted accordingly. The form of proxy confers authority upon the named proxyholder with respect to matters identified in the accompanying Notice of Meeting. If a choice with respect to such matters is not specified, it is intended that the person designated by management in the form of proxy will vote the securities represented by the proxy in favor of each matter identified in the proxy statement and for election to the Board of Directors the nominees named in this proxy statement. The proxy confers discretionary authority upon the named proxyholder with respect to amendments to or variations in matters identified in the accompanying Notice of Meeting and other matters which may properly come before the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The voting securities of the Company consist of common stock without par value (the "Common Shares"). The Record Date has been fixed in advance by the directors as July 25, 1997, for the purpose of determining shareholders entitled to a notice of and to vote at the Meeting. Each share issued at the time of the Record Date carries the right to one vote at the Meeting. As of July 25, 1997, a total of 22,447,390 shares of the Company's common stock were issued and outstanding.

     The presence in person or by proxy of holders of record of a majority of the outstanding Common Shares is required to constitute a quorum for the transaction of business at the Meeting. If a quorum is present, the seven nominees for election to the Board of Directors who receive the greatest number of votes cast at the Meeting shall be elected directors. For all other matters to come before the Meeting, a proposal will be approved only upon the affirmative vote of shareholders owning in the aggregate at least a majority of the Company's outstanding Common Shares at the Meeting in person or by proxy and entitlted to vote. With regard to the election of directors, vote may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. An abstention may be specified in the proposals to approve the repricing of certain stock options granted to non-employee directors. An abstention will be counted as present for purposes of determining the existence of a quorom on such proposal and, therefore, have the effect of a negative vote.

     The following tables set forth certain information concerning the beneficial ownership of the Company's common stock at June 30, 1997, by:
(i) each person known by the Company to own beneficially more than 5 percent of the outstanding capital stock of the Company; (ii) each of the directors;
and (iii) all directors and officers as a group. Each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned, except as indicated:


					       NUMBER OF SHARES   PERCENTAGE
					       BENEFICIALLY       BENEFICIALLY
NAME OF BENEFICIAL OWNER                       OWNED (1)          OWNED
________________________________               ________________   ___________

Hambrecht & Quist (2)
50 Rowes Wharf, Boston, Massachusetts  02110   3,380,300          15.04%

Paramount Capital (3)
787 Seventh Avenue, New York, New York 10019   2,539,642          11.18

James C. O'Shea (4)                              390,291           1.80

David H. de Weese (5)                             10,000           *

Grace Keeney Fey (6)                              27,250            *

William A. Gouveia (7)                            61,250            *

Eric T. Herfindal (8)                              8,750            *

Richard J. Plestina (5)                           32,500            *

John Ruedy, MD (9)                               144,450            *

Peggy J. Miller (10)                             138,653            *

J. Michael Redmond (11)                           50,000            *

All Directors and Executive
  Officers as a Group (10 persons) (12)          933,891           4.23

_________________________________________
*     Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage of ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons names in the table above have sole voting and investment power with respect to all shares of common stock as shown as beneficially owned by them.

(2) Includes warrants to purchase 1,190,00 shares of common stock which are presently exercisable.

(3) Includes warrants to purchase 1,428,571 shares of common stock which are presently exercisable.

(4) Includes 50,000 options which are vested and become exercisable on October 3, 1997 and 318,750 options which are vested and become exercisable on April 3, 1998. Does not include 75,000 options that become vested and exercisable after 60 days.

(5) Includes only shares directly owned. Does not include 17,500 option shares that become exercisable after 60 days.

(6) Includes options to purchase 26,250 shares of common stock which are presently exercisable. Does not include 8,750 option shares which become exercisable after 60 days.

(7) Includes options to purchase 61,250 shares of common stock which are presently exercisable. Does not include 8,750 option shares which become exercisable after 60 days.

(8) Includes options to purchase 8,750 shares of common stock which are presently exercisable. Does not include 8,750 option shares which become exercisable after 60 days.

(9) Includes options to purchase 78,750 shares of common stock which are presently exercisable. Does not include 8,750 option shares which become exercisable after 60 days.

(10) Includes options to purchase 25,000 shares of common stock which are vested and become exercisable on October 3, 1997 and options to purchase 105,000 shares of common stock which are vested and become exercisable on April 3, 1998.

(11) Includes options to purchase 25,000 shares of common stock which are vested and become exercisable on October 3, 1997, and options to purchase 25,000 shares of common stock which are presently vested and become exercisable on April 3, 1998. Does not include 50,000 option shares which become exercisable after 60 days.

(12) Includes 175,000 options which are presently exercisable, 115,000 options which are vested and become exercisable on October 3, 1997 and 501,250 options which are vested and become exercisable on April 3, 1998. Does not include 204,375 options which become vested and exercisable after 60 days.

All of the outstanding capital stock of Bioject Inc. is owned by the Company.

PROPOSAL #1: ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide for the holders of Common Shares to elect a Board of Directors at the 1997 Meeting.

     Each director elected will hold office until the next annual general meeting or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the articles of the Company or he becomes disqualified to act as a director.

     The following table sets forth the names and ages of the current directors of Bioject Medical Technologies Inc., each of whom is nominated for election.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

								 YEAR ELECTED
   NAME                  AGE         POSITION                    DIRECTOR
   ------------------    -----      -------------------------    ----------

   James C. O'Shea        52        Chairman, Chief Executive
				    Officer and President         1995
   John Ruedy, M.D.       65        Director(a)(b)                1987
   William Gouveia        55        Director(a)(c)                1994
   Grace Keeney Fey       51        Director(b)(d)                1995
   Eric T. Herfindal      56        Director(b)(c)                1996
   Richard J. Plestina    51        Director(a)(d)                1997
   David H. de Weese      55        Director                      1997

_____________

(a)  Member of Nominating Committee
(b)  Member of Compensation Committee
(c)  Member of Audit Committee
(d)  Member of Stock Option Committee

     JAMES C. O'SHEA has served as Chairman and Chief Executive Officer of the Company since March 1995. Prior to joining Bioject, he was President and Chief Operating Officer of Biopure Corporation, a developer of red blood cell substitutes. Prior to 1989, Mr. O'Shea was Executive Vice President of Marketing and Scientific Affairs at Delmed Inc., a manufacturer of peritoneal dialysis solutions and parenteral products. Mr. O'Shea holds a bachelors degree from Rutgers University. He is a member of the Board of Directors of publicly-owned Photographic Sciences Corporation, serving as Chairman of the Compensation Committee and previously serving as Chairman of the Executive Committee.

     JOHN RUEDY, M.D. has served as a director of the Company since 1987. Since July 1992, he has served as Dean of the Faculty of Medicine at Dalhousie University in Halifax, Nova Scotia. From 1978 through June 1992, Dr. Ruedy served as Professor of Medicine at the University of British Columbia and Head of the Department of Medicine at St. Paul's Hospital, Vancouver, British Columbia. Since 1966, he has held an appointment to the Department of Medicine and Pharmacology at McGill University and was Chairman of the Department of Pharmacology and Therapeutics from 1975 through 1978. Dr. Ruedy is also serving as a director for the Canadian AIDS Clinical Trials Network.

     WILLIAM A. GOUVEIA was elected a director of the Company in January
1994.  Mr. Gouveia serves in two capacities at Boston's New England Medical
Center: Director of Pharmacy (1972 to present) and Special Assistant for Pharmaceutical Research and Development (1989 to present). He has the following faculty appointments: Associate Professor of Medicine at Tufts University School of Medicine (1995), Adjunct Clinical Professor of
Pharmacy at Massachusetts College of Pharmacy and Allied Health Professions, and Adjunct Professor at Northeastern University Bouve College of Pharmacy and Health Sciences. He holds an M.S. in Hospital Pharmacy from Northeastern University (1966). He has published over 75 articles in leading healthcare journals, as well as numerous book chapters, and has delivered presentations in the U.S. and international health care organizations and colleges. In 1984, he founded the Massachusetts-based Chartwell Home Therapies. He is a Fellow of the American Society of Health-System Pharmacists
(ASHP) and has served as chair and member of various committees of the ASHP.

      GRACE K. FEY, CFA, was elected a director of the Company in October
1995.  Ms. Fey is Executive Vice President and Director of Frontier
Capital Management Company, a Boston-based investment management firm, since 1988. From 1986 to 1988, she was a Senior Vice President of Investment Management Associates, an investment management firm. From 1980 to 1986, Ms. Fey was Vice President of Winchester Capital Management, also an investment management firm.

     ERIC T. HERFINDAL has served as a director of the Company since September 1996. He was Senior Vice President of Axion Healthcare, Inc., a disease management company, from 1993 to 1996 and continues as a director of that company, and has also served as Senior Vice President of OnCare Inc., an oncology physician practice management company and subsidiary of Axion, since 1993. Prior to joining Axion, he served for over 20 years as a Professor of Clinical Pharmacy, School of Pharmacy, at the University of California Medical Center in San Francisco, where he is currently a Professor Emeritus. He holds a Doctorate in Pharmacy from the University of California, San Francisco, and a Masters in Public Health from the University of California, Berkeley. He is the author of twenty-five articles and the editor or co-editor of ten books in the field of pharmacy, including the TEXTBOOK OF THERAPEUTICS: DRUG AND DISEASE MANAGEMENT, currently in its sixth edition. Dr. Herfindal has been active in various professional organizations, serves on a number of editorial and advisory boards, and is a frequent lecturer at national and international healthcare meetings.

   RICHARD J. PLESTINA was elected a director of the Company in April 1997. Mr. Plestina is President of Quelah Corporation, NW, a family owned investment firm, since 1986. In 1988, he was a consultant for Cologon, Inc. DBA Alpine Glass Company, a large commercial and residential glass company. From 1979 to 1986, he was an Executive Vice President of Orion Capital Corporation, a multiline insurance company and President of EBI Companies, which was later acquired by Orion Corporation in 1979. From 1974 to 1979 he served as the Vice President and Marketing Manager of EBIC. Mr. Plestina has served previous directorships for Orion Capital Corporation, EBI Companies, Associated Oregon Industries and Northwest Employer's Council.

   DAVID H. DE WEESE was elected a director of the Company in June 1997. He has served as Chairman of the Board of Directors, President and Chief
Executive Officer of the SIGA Pharmaceuticals, Inc., since November 1996.
Prior to joining the SIGA, Mr. de Weese served as a director and a consultant to Biovector Therapeutics, S.A., a developer of drug delivery technology based in France, and as an advisor to Paul Capital Partners, L.P., a private equity investment manager with whom he maintains a consulting relationship. From
1993 to 1995, Mr. de Weese was President, Chief Executive Officer and a Director of M6 Pharmaceuticals, Inc., a biopharmaceutical company. From 1986 to 1992, Mr. de Weese was the President, Chief Executive Officer, a Director and a founder of Cygnus Therapeutic Systems (now Cygnus, Inc.), a developer and manufacturer of transdermal drug delivery systems. Prior to that, Mr. de Weese co-founded Medical Innovations Corporation, a medical device business currently a division of Ballard Medical Products, Inc., and was Chairman of the Board, President and Chief Executive Officer of Machine Intelligence Corporation, a developer of computer software and hardware. Mr. de Weese received his M.B.A. from the Harvard University Graduate School of Business.

BOARD OF DIRECTORS COMPOSITION, COMPENSATION AND COMMITTEES. The Board of Directors is currently composed of seven members, one of whom is an employee of the Company. Following the shareholder vote, the Board will be composed of seven members, one of whom is an employee of the Company.

	  All directors hold office for one year or until their successors have been elected and qualified. There are no family relationships between any of the directors or executive officers of the Company.

	  The Company pays its directors no annual cash or per meeting compensation for services. Under the terms of the 1992 Stock Incentive
Plan, each non-employee director is automatically awarded an option to purchase 17,500 shares of the Company's common stock immediately following the close of each annual shareholders' meeting, at an exercise price equal to the fair market value on date of the grant. Such options are vested and exercisable with respect to one-half of the shares at six months from the date of grant with the remaining shares vested and exercisable six months thereafter. The options expire eight years after grant unless previously exercised or terminated due to termination of service.

      There were six meetings of the Board of Directors during the last fiscal year. Except for one telephonic meeting for which Ms. Fey was not present and one telephonic meeting for which Mr. Gouveia was not present, each of the incumbent directors being nominated for re-election attended all meetings of the Board of Directors and committees on which they served.

      There are four standing committees of the Board of Directors: the Audit Committee, Stock Option Committee, Compensation Committee and the Nominating Committee. The Audit Committee meets with the Company's independent accountants to review the scope and findings of the annual audit and accounting policies and procedures of the Company which are then reported by the committee to the directors of the Company. The Stock Option Committee administers the 1992 Stock Incentive Plan. The Compensation Committee administers cash compensation for the executive officers. The Nominating Committee reviews and recommends to the full Board nominees for directors of the Company to be submitted for election at the next annual shareholders' meeting. The Audit Committee met one time during fiscal 1997. The Stock Option Committee took action by resolution eight times. The Compensation Committee met one time during fiscal 1997. The Nominating Committee met two times during fiscal 1997.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following individuals comprise the executive officers of the
Company:

								Year Elected
Name                   Age   Position                           Officer
---------------------  ---   --------------------------------   ----------
James C. O'Shea         52    Chairman, Chief Executive
			      Officer and President                1995
Peggy J. Miller         50    Vice President, Chief Financial
			      Officer and Secretary/Treasurer      1993
Richard R. Stout, M.D.  44    Vice President of Clinical Affairs
			      of Bioject Inc.                      1994
J. Michael Redmond      37    Vice President, Sales and Marketing
			      of Bioject Inc.                      1996

BIOGRAPHICAL INFORMATION.
     JAMES C. O'SHEA. Please see biography information in section "ELECTION OF DIRECTORS."

     PEGGY J. MILLER joined Bioject as Chief Financial Officer, Vice
President and Secretary/Treasurer, in February 1993. From April 1991 to January 1993, Ms. Miller was Vice President for Finance at Oregon Health Sciences University, an academic health sciences center. From September 1987 to April 1991, she was Senior Manager at Arthur Andersen & Co., independent public accountants. From July 1985 to September 1987, she served as Vice President Finance of ALPKEM Corporation, a manufacturer and distributor of automated blood analyzers and supplies to hospitals and clinics. Prior to June 1985, she served as an Audit Manager at Price Waterhouse, independent public accountants. Ms. Miller is a Certified Public Accountant and serves on the Board of Directors of CHAP, the Community Health Accreditation Program, an affiliate of the National League for Nursing.

     RICHARD R. STOUT, M.D. joined the Company in April 1994 as Director of Clinical and Regulatory Affairs. He was promoted to Vice President of
Clinical Affairs in December 1994. From 1992-1993 he was the Director of Clinical and Regulatory Affairs at EndoVascular Instruments, Inc., a developer of surgical devices and methods for endarterectomy and intraluminal graft placement. Dr. Stout acted as the Manager of Tachycardia Clinical Studies at Telectronics Pacing Systems from 1990-1992, an international medical device company involved in manufacturing and distributing cardiac pacemakers and implantable defibrillators. From 1987 to 1989, Dr. Stout was Director of Medical Programs at Biotronic Inc., also a manufacturer and distributor of implantable cardiac pacemakers.

     J. MICHAEL REDMOND was appointed Vice President of Sales and Marketing effective February 8, 1996. Mr. Redmond has twelve years of experience in medical marketing and product sales. Prior to joining the Company he was Director of Business Development and Director of Sales and Marketing for Kollsman Inc. Kollsman is a private label developer and manufacturer of medical instrumentation. He also held positions with Abbott Laboratories in the diagnostics division and in product management.

EXECUTIVE COMPENSATION. The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to the other executive officers having salary and bonus compensation greater than $100,000 (collectively the "named executive officers"), for services rendered to the Company during the fiscal years ended March 31, 1997, 1996 and 1995.

			      Summary Compensation Table

								  Long-Term
				     Annual Compensation          Compensation Awards
				     ___________________          ___________________
			       Fiscal                             Options               Other
Name and Principal Position(1) Year   Salary    Bonus   Other     Shares(2)   Other(3)  Compensation
_________________________     _______ _______   ______  _____     ________    _______
_____________
James C. O'Shea                1997  $195,000      -   $5,225(5)   25,000(6)  $3,017    $       -
Chairman, Chief Executive      1996   192,737(4)   -    4,117(5)  500,000(7)              146,996(8)
Officer and President          1995         -      -         -          -                       -

Peggy J. Miller                1997   105,000      -         -     12,500(9)   1,983            -
Vice President, Chief          1996   105,000      -              127,500(10)                   -
Financial Officer and          1995    99,835  3,325(11)     -     75,000(12)                   -
Secretary / Treasurer

J. Michael Redmond             1997   100,000           6,000(14) 100,000(15)  1,616            -
Vice President of              1996    14,231(13)       1,000(14)       -          -            -
Sales and Marketing            1995         -               -           -          -            -

________________________

(1) No other executive officers had salary and bonus compensation greater than $100,000 in fiscal 1997.

(2) The Company has in effect one major long-term compensation plan, the 1992 Stock Incentive Plan, through which all employees, officers and non-employee consultants of the Company may be awarded incentive and non-statutory stock options, stock bonuses, stock appreciation rights and restricted stock under terms and performance criteria as determined by a committee of the Board of Directors. Non-employee directors are also awarded options to purchase a fixed number of shares on an annual basis. The 1992 Stock Incentive Plan was approved by the Company's shareholders on November 20, 1992. Amounts listed reflect the number of options granted in the respective fiscal years, the exercise prices for which were greater than or equal to the fair market value of the Company's common stock on the date of grant.

(3) The Company has a 401(k) Retirement Benefit Plan for its employees including its executive officers which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. Such employer contributions may be made in cash or common stock. In fiscal 1997, the Company made all employer matching contributions in shares of the Company's common stock based on fair market value in the period of match.

(4)    Mr. O'Shea was appointed Chairman and Chief Executive Officer on
March 28, 1995 and commenced his salaried employment with the Company on April 10, 1995.

(5) Represents supplemental life and disability insurance premiums paid pursuant to an employment agreement with Mr. O'Shea. No other executive officers are entitled to this benefit.

(6) In fiscal 1997, Mr. O'Shea was granted 25,000 options vesting immediately and exercisable on November 3, 1996.

(7) In connection with his employment, Mr. O'Shea was granted options to purchase 500,000 shares of common stock of which 150,000 option shares vested immediately, 150,000 option shares vested one-half on April 10, 1996 and one-half on April 10, 1997, and 200,000 option shares vesting one-half on April 10, 1997 and one-half on April 10, 1998.

(8) In connection with the commencement of Mr. O'Shea's employment with the Company, he was reimbursed his moving expenses including the costs of selling his former residence, transportation and storage of household goods, certain other incidental moving expenses and a gross-up for federal and state income taxes incurred on these reimbursements.

(9) In fiscal 1997, Ms. Miller was granted 12,500 options vesting immediately and becoming exercisable November 3, 1996.

(10) On January 26, 1996, Ms. Miller was granted 127,500 options with 101,250 vesting immediately and become exercisable on January 29, 1997, 12,500 vesting on February 1, 1996 and becoming exercisable on January 29, 1997, 1,250 vesting on July 31, 1996 and becoming exercisable on January 29, 1997 and 12,500 vesting and becoming exercisable on February 1, 1997. These options replaced 75,000 options granted in fiscal 1995, 5,000 options granted in fiscal 1994 and 90,000 options granted in fiscal 1993.

(11) The fiscal 1995 bonus for Ms. Miller consists of 1,000 shares of the Company's common stock valued at fair market value at the date of grant with the gross-up for withholding taxes.

(12) These options were granted July 8, 1994 of which 25,000 vested immediately and the remaining 50,000 vesting at the rate of one-third on each successive February 1. These options were replaced in fiscal 1996.

(13)   Mr. Redmond commenced employment with the Company on February 8, 1996.

(14)   Mr. Redmond receives an automobile allowance of $500 per month.

(15) In connection with his employment, Mr. Redmond was granted 100,000 options with one-third vesting on each anniversary of his employment with the Company.

GRANT OF STOCK OPTIONS. Shown below is information on grants of stock options pursuant to the Company's 1992 Stock Incentive Plan during the fiscal year ended March 31, 1997 to the named executive officers. No stock appreciation rights were granted during fiscal 1997.

		      OPTION GRANTS IN LAST FISCAL YEAR

			 INDIVIDUAL GRANTS
	       _________________________________________________     Potential Realizable
			    Percentage of                            Values at Assumed
			    Total Options                            Annual Rates of Stock
			     Granted to     Exercise or              Price Appreciation
		   Options    Employees     Base Price   Expiration  for Option Term (4)
Name               Granted  in Fiscal 1997  (per share)    Date      5%          10%
_______________    _______  ______________ ___________  __________   ________   ________

James C. O'Shea    25,000(1)      4          1.31       03/31/03     12,277     29,500

Peggy J. Miller     12,500(2)     2          1.31       03/31/03      6,125     14,750

J. Michael Redmond 100,000(3)    14          1.30       02/07/03     50,000    119,000

_____________________

(1) These options vested immediately upon grant and became exercisable November 3, 1996. Fair market value of the Company's common stock on the date of grant was $1.28 per share. Subsequent to year end, these options were repriced to $0.75 per share subject to a 25% forfeiture and delay in exercisability to April 3, 1998.

(2) These options vested immediately upon grant and became exercisable November 3, 1996. Fair market value of the Company's common stock on the date of grant was $1.28 per share. Subsequent to year end, these options were repriced to $0.75 per share subject to a 25% forfeiture and delay in exercisability to April 3, 1998.

(3) Of this total, 33,333 options vested immediately and became exercisable on February 7, 1997, 33,333 become vested and exercisable on February 7, 1998, and the remaining balance of 33,334 become vested and exercisable on February 7, 1999. Subsequent to year end, these options were repriced to $0.75 per share subject to a 25% forfeiture and delay in exercisability to April 3, 1998.

(4) Potential realizable value is based on the assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the applicable option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance. The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

OPTION EXERCISES AND FISCAL YEAR END VALUES. Shown below is information with respect to exercised options and unexercised options to purchase the company's common stock granted in fiscal 1997 and prior years to the named executive officers and held by them at March 31, 1997. None of the named executive officers exercised any stock options during fiscal 1997. No stock appreciation rights were outstanding or exercised during fiscal 1997.

		  Aggregated Option Exercises in Last Fiscal Year
			 and Fiscal Year End Option Values

			Number of Unexercised            Value of Unexercised
			Options held at                  In-the-Money Options
			March 31, 1997                   March 31, 1997(1)
		    ____________________________     __________________________

Name                Exercisable      Unexercisable    Exercisable   Unexercisable
_____________       ___________      _____________    ____________  _____________
James C. O'Shea      425,000(2)        100,000(2)     $        -    $          -

Peggy J. Miller      140,000(2)              -                 -               -

J. Michael Redmond    33,333(2)         66,667(2)              -               -

_______________

(1) Based on the difference between the exercise price and the average of the bid and ask price on NASDAQ of the Company's common stock on that date ($0.79). The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

(2) Subsequent to year end, the Stock Option Committee approved a proposal whereby the named executive officers could reprice their options to $0.75 per share subject to a forfeiture of 25% of the pre-repricing number of options outstanding and subject further to a delay in exercisability until April 3, 1998. Based on this repricing, Mr. O'Shea would hold 393,750 unexercisable options having a value of $15,750 at March 31, 1997; Ms. Miller would hold 105,000 unexercisable options having a value of $4,200 at March 31, 1997;
and Mr. Redmond would hold 75,000 unexercisable options having a value of $3,000 at March 31, 1997.

EMPLOYMENT CONTRACTS. The Company entered into an employment agreement with Mr. O'Shea to serve as Chairman and Chief Executive Officer. His salary, currently $195,000 per annum, is subject to annual adjustment by the Board of Directors. His agreement continues until terminated. In addition to his base salary, Mr. O'Shea was granted a total of 500,000 incentive stock options at prices ranging from $2.69 to $4.50 per share which vest variously over a three year period. He will receive 100,000 shares of common stock when the Company first achieves two consecutive quarters of positive earnings per share. He received relocation expense reimbursements grossed-up for withholding taxes and will receive annual payment of certain disability and life insurance policy premiums. In the event he is terminated, he will receive his base salary for up to two years. If he becomes disabled, he will continue at 75% of his then current salary for not less than six months and at 50% of such salary for the successive six months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any net profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of the agreement.

     The Company has entered into an employment agreement with Ms. Miller to serve as Vice President and Chief Financial Officer. In the event she is terminated, she will receive her base salary for up to four months. Her salary, currently $105,000 per annum, is subject to annual adjustment by the Board of Directors. Her agreement continues until terminated. In the event she is disabled, she will continue at 75% of her then current salary for not less than six months and then at 50% of such salary through the end of the current term. In the event of her death, her salary will continue for 60 days following the end of the month of her death. Under the agreement, she is permitted to participate in any net profit sharing, deferred compensation or other programs. In addition, she is prohibited from competing with the Company for three years following termination of the agreement.

     The Company has entered into an employment agreement with Mr. Redmond to serve as Vice President of Sales and Marketing. In the event he is terminated, he will receive his base salary for up to four months. His salary, currently $100,000 per annum, plus $500 per month car allowance, is subject to annual adjustment by the Board of Directors. His agreement continues until terminated. In the event he is disabled, he will continue at 75% of his then current salary for not less than six months and then at 50% of such salary through the end of the current term. In the event of his death, his salary will continue for 60 days following the end of the month of his death.
Under the agreement, he is permitted to participate in any net profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of the agreement.

ESCROWED SHARES. As a result of the Company's initial public offering on the Vancouver Stock Exchange, 1.5 million shares of the Company were held in escrow pursuant to an Escrow Agreement dated May 30, 1986, among the Company, WAM Partnership and the escrow agent, Montreal Trust Company. WAM Partnership was owned by Carl E. Wilcox, former chairman and chief executive officer, and J. Thomas Morrow, former director, and managed by Mr. Wilcox. Both Mr. Wilcox and Mr. Morrow are founders of the Company. The Escrow Agreement provided that these escrowed shares would be released from escrow based on two times the excess of cumulative cash flow for five consecutive years (as defined in the agreement) over 25% of the per share price in the Company's initial public offering, multiplied by the number of shares in escrow, calculated on an annual basis. Alternatively, the shares could be released by making application and obtaining consent of the Superintendent of Brokers of British Columbia based on demonstrating company value. Under the escrow agreement, any shares not released by July 14, 1996 would be cancelled.

     In connection with Mr. Wilcox's resignation as chairman and chief executive officer of the Company, the Board of Directors granted Mr. Wilcox a special power of attorney to exclusively perform all acts necessary to obtain extension of the escrow and/or release of the WAM Partnership escrow shares.

     On June 3, 1996, the British Columbia Securities Commission informed the Company that its Executive Director (formerly the Superintendent of Brokers) consented to the release of all shares originally held in escrow. This means that the 1.5 million shares of common stock which had been held under this escrow arrangement are now held by the owners of the shares without risk of cancellation and may be sold. Upon release, approximately 150,000 of these shares are considered to have been contributed back to the Company and reissued to certain former employees in consideration for past services rendered on behalf of the Company. The Company recorded the shares as contributed capital with a corresponding non-cash charge to compensation expense at the fair market value of the stock on the date of issuance. Accordingly, a non-cash charge of $120,000 was recorded in the financial statements in the first quarter of fiscal 1997.

SEC FILINGS. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and 10 percent shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10 percent shareholders are required by Commission regulations to furnish the Company with all Section 16(a) reports they file.

     Based solely on the Company's review of the copies of such reports the Company received and written representations from the Company's officers and directors, the Company believes that all required reports were timely filed in fiscal 1997, except for certain reports not filed by Mr. Cecil Spearman, a director during fiscal 1997. Mr. Spearman filed 5 late reports with respect to 5 purchase transactions.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE
COMPENSATION

     The Company has maintained a philosophy of seeking to attract and retain a key group of experienced executives capable of successfully completing product development, ramping up manufacturing, launching marketing and sales, and providing strong financial management. Mindful of conserving cash resources, the Company has provided a combination of annual cash compensation and stock option grants which emphasizes lower cash compensation in exchange for potential long-term gains through stock option appreciation. The Company believes such a strategy is in the best interests of the shareholders and provides proper incentives to increase long-term shareholder value. The Company's Compensation Committee is responsible for reviewing cash compensation paid to the Company's executive officers and makes recommendations to the Stock Option Committee for stock option and common stock grants. The Stock Option Committee is responsible for administering all stock option and common stock grants including awards to the Company's executive officers.

     Overall, the Company's executive compensation is composed of the following key elements:

     Base Salary. This is an amount of annual cash compensation which the Company believes is the minimum necessary to attract and retain qualified executives and is administered on behalf of the Board of Directors by the Chief Executive Officer for all executive officers other than the C.E.O.
As can be determined from the Summary Compensation Table preceding, under this policy only three of the Company's four executive officers have cash compensation exceeding $100,000 per year. Until the Company achieves significant revenues, it has been the Board's policy to hold base salaries to at or below market, determined based on the Company's experience in recruiting key executives, relying instead on stock option incentives to attract and retain qualified executive officers. In fiscal 1997, the Company's Chief Executive Officer, Mr. O'Shea, was paid an annual salary of $195,000. This has remained unchanged since he joined the Company on April 10, 1995; as have all other executive officer salaries. Mr. O'Shea's salary was determined based on a review of competitive salaries by the recruitment consultants engaged by the Board to assist it in identifying and screening candidates for the chief executive officer position and is considered, based on the Board's experience during the recruitment process, as being at or below market for the position. As part of Mr. O'Shea's compensation package, the Board agreed to pay premiums on certain life and disability policies owned by Mr. O'Shea. Payment of these premiums is similar to supplemental policy premiums paid by the Company on behalf of its former chief executive officer.

     Annual Incentives. As circumstances are appropriate, the Company has annual incentive programs for individual executives or for the executive officer group as a whole. These programs have specific performance criteria and awards determined based on Company business goals for the period. In fiscal 1997, the Company had a group incentive program with respect to certain executive officers whereby specified stock options would be automatically granted based on attainment of certain sales and operating performance targets. These goals were not attained and, accordingly, the options were not awarded under the program.

     The Company may also award cash, stock and option grants on a discretionary basis to its executive officers where, in the opinion of the Company's Stock Option Committee, performance merited such compensation.
With respect to fiscal 1997, Mr. O'Shea received a discretionary stock option award which entitles him to purchase 50,000 shares of the Company's common stock at $0.75 per share. Such award was made to Mr. O'Shea for his leadership in improving financial community relations, completion of the self injector project and increasing potential strategic partnership opportunities.

     Long-Term Incentives. At present the Company's primary long-term incentive program is the 1992 Stock Incentive Plan which is available to all employees, executive officers and non-employee consultants of the Company. The Board of Directors' Stock Option Committee grants all options pursuant to this plan. Generally, executive officers upon joining the Company are granted options vesting over a three-year period at current fair market value in amounts which, in the Stock Option Committee's opinion, are consistent with their positions and responsibilities with the Company. In addition, based on individual annual performance and contribution to the long-term goals of the Company, executive officers may receive additional stock option grants.
The amount and terms of such options are discretionary and are determined subjectively by the Stock Option Committee taking into account Company and individual performance. Generally, such options vest over a number of years and are intended to focus executive officers on achieving the long-term goals of the Company and to directly reward them for corresponding increases in shareholder value. No additional long-term incentive awards were made to Mr. O'Shea in fiscal 1997 because the original grant of 500,000 option shares vesting over three years was considered adequate as a long-term incentive.

    The Company also has a 401(k) Retirement Benefit Plan for its employees including its executive officers which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. In fiscal 1997, Mr. O'Shea received $3,017 (or 4,022 shares) of Company common stock under the matching provisions of the 401(k) Plan.

     Due to the availability of operating loss carryforwards, the Compensation and Stock Option Committees determined Mr. O'Shea's compensation package without regard to the limitations of deductibility imposed by Internal Revenue Code Section 162(m).

     The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Board of Directors believes that the above described compensation structure will help the Company to achieve these objectives.

     The foregoing report has been furnished by the following directors: for the Compensation Committee, John Ruedy, Grace K. Fey, and
Eric T. Herfindal, and for the Stock Option Committee, Grace K. Fey and Richard J. Plestina.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

Executive compensation is administered by two committees of the Board: the Compensation Committee and the Stock Option Committee. Jim O'Shea, the Company's Chairman, President, Chief Executive Officer and a Director, participated in deliberations concerning executive officer compensation, but abstained from deliberations concerning his own compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 12, 1995, the Board of Directors announced the resignation of the Company's Chairman and Chief Executive Officer, Carl E. Wilcox. In consideration for Mr. Wilcox's long service to the Company, the Board granted Mr. Wilcox 100,000 shares of common stock valued at $241,000 and cash compensation totalling $247,000. The Board also vested 200,000 previously granted option shares at $4.00 per share and extended the expiration date to January 14, 1998. The Board granted Mr. Wilcox a special power of attorney to exclusively perform all acts necessary to obtain extension and/or release of the WAM Partnership escrow shares. In addition, the Board agreed to pay up to $10,000 of costs associated with such extension and/or release. On June 3, 1996, the British Columbia Securities Commission informed the Company that release of the escrow shares had been granted. The Board also agreed to pay Mr. Wilcox $20,000 per year for two years under a covenant not-to-compete. Mr. Wilcox continued to serve as a Director of the Company until October 25, 1995.

STOCK PERFORMANCE CHART

     The following chart compares the yearly stock market (U.S.) percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended March 31, 1997 with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the Hambrecht and Quist Healthcare Index (exclusive of biotechnology companies). The comparison assumes $100 was invested on March 31, 1992, in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

		COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
	  AMONG BIOJECT MEDICAL TECHNOLOGIES INC., NASDAQ STOCK INDEX
	AND HAMBRECHT AND QUIST HEALTH CARE FUND EXCLUDING BIOTECH INDEX

			    3/92    3/93    3/94    3/95    3/96    3/97
			    ____    ____    ____    ____    ____    ____

Bioject Medical
Technologies Inc.          $100     $67     $61     $31     $21     $12

NASDAQ Stock Index         $100     $115    $124    $138    $187    $208

Hambrecht and Quist
Health Care Fund
Excluding Biotech Index    $100     $74      $65     $88     $134   $132

PROPOSAL #2:  AMENDMENT TO DIRECTOR STOCK OPTIONS

     The 1992 Stock Incentive Plan (the "Plan") was initially adopted by the Board on July 30, 1992, was approved by the shareholders of the Company at the annual meeting held on November 20, 1992 and was amended effective September 21, 1994. The Plan as amended authorizes the grant of options to purchase up to 3,000,000 shares of the Company's common stock. At the time of initial adoption of the Plan, 729,100 options had already been granted. Since that time, the Company has expanded its sales force, created a clinical department, built a manufacturing engineering group and recruited a new chief executive officer, all of which required option grants to recruit and retain qualified employees. As of July 11, 1997, a total of 550,000 options were available to be granted to current or future employees. Management believes that the ability to grant incentive options is crucial to its continuing ability to attract and retain qualified employees. Shares outstanding under the Plan which expire or are otherwise terminated or not issued pursuant to Awards become available for grants of new Awards under the plan. The average of the high and low sales prices for the Company's common stock reported on the NASDAQ National Market on July 11, 1996 was $0.65625.
ON APRIL 3, 1997, THE BOARD ADOPTED, SUBJECT TO SHAREHOLDER APPROVAL,
A RESOLUTION WHEREBY CERTAIN OPTIONS PREVIOUSLY GRANTED TO CURRENT AND
ONE FORMER NON-EMPLOYEE DIRECTOR WOULD BE REPRICED SUBJECT TO CERTAIN FORFEITURE PROVISIONS. NO REVISIONS OR OTHER CHANGES WERE MADE TO THE
PLAN.

AUTOMATIC GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS AS COMPENSATION FOR SERVICES. As sole compensation for service on the Board, the Company's non-employee directors receive an automatic grant of 17,500 option shares each year priced as of the day immediately preceding the day of each Annual Meeting of Shareholders.

On April 3, 1997, the Board approved the repricing certain options previously automatically granted to certain of the Company's directors and a former director in prior years subject to forfeiture of shares. If approved, the options will be repriced at each director's election to the fair market value of the Company's common stock on September 10, 1997, the day immediately preceding the date of the Annual Meeting. However, in exchange for the anticipated lower exercise price, the optionee forfeits 25% or 50%, depending on the year of grant, of the shares subject to the repriced option. Approval of this proposal will not affect future automatic annual grants to directors. The repricing of the specific option grants is outlined below:

Original       No. of              Original Grant                         If approved
Date of Grant  Directors           ---------------------  -------------------------------------
-------------  ----------------    # Shares  Price/Share  Forfeiture %    # Shares  Price/Share
				   --------  -----------  ------------    --------  -----------

9/96           5                   87,500    $1.00        25%             65,625    *
10/95          4                   70,000    $2.28        25%             52,500    *
1/95           3                   52,500    $3.03        50%             26,250    *
1/94           3                   52,500    $4.88        50%             26,250    *
11/92          2                   35,000    $4.04        50%             17,500    *

* Fair market value to be determined based on closing common stock prices on September 10, 1997.

PURPOSE OF REPRICING. The annual stock option grants to the Company's non-employee directors are the only compensation received by these directors for their service to the Company. The exercise price for the annual stock option grants is the market price of the Company's common stock on the day prior to the date of the Annual Meeting of Shareholders. The decline in the Company's common stock price has caused all outstanding stock options granted to non-employee directors to be out-of-the-money and such options have yielded no value and therefore no compensation to the directors. The repricing of such options to the market price of the common stock on the day prior to the date of the Annual Meeting will assist the Company in retaining the services of valued directors. The Company believes that the forfeiture of 25% and 50% of the options is adequate and appropriate consideration for the repricing of such options.

Certain material terms of the Plan are summarized below:

AWARDS AND ELIGIBILITY. The Plan provides for stock-based awards to (i) employees and officers of the Company and its subsidiaries, (ii) selected non-employee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary, and (iii) outside (non-employee) directors of the Company. Awards which may be granted under the Plan include stock options, stock bonuses, stock appreciation rights, and specified sales of stock (collectively, "Awards"). The Stock Option Committee of the Board of Directors (the "Committee") administers the Plan and determines the key employees and non-employee advisors of the Company and its subsidiaries who are to receive Awards under the Plan and the types, amounts, and terms of such Awards. The Committee currently consists of Ms. Fey and Mr. Plestina. Subject to shareholder approval, no Awards may be granted under the Plan, on or after July 29, 2002.

     At July 11, 1997, a total of 65 persons were eligible for Awards under the Plan, including each of the Company's four executive officers, 45 other employees, 10 non-employee advisors, and each of the Company's six outside (non-employee) directors. At that date, these persons represented the pool of individuals considered to be eligible to participate in the Plan. Outside directors may receive only the non-discretionary options as described under "Election of Directors -Board of Directors Composition, Compensation and Committees."

PURPOSES.   The purpose of the Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain, and reward key employees, non-employee advisors, and directors. The Plan is also intended to strengthen the commonality of interests between the Company's shareholders and such employees, non-employee advisors, and directors by offering equity-based incentive Awards to promote a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

TAX CONSEQUENCES TO THE COMPANY AND ITS SUBSIDIARIES. To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an incentive stock options, the Company or its subsidiaries will not be entitled to any tax deductions in connection with incentive stock options. In all other cases, the Company or its subsidiaries will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to Awards.

TAX CONSEQUENCES TO RECIPIENT. Incentive Stock Options. Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Internal Revenue Code. No income results to a participant upon the grant of an incentive stock option or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be considered a capital gain, except that if such disposition occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize taxable compensation at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise minus the exercise price or (ii) the amount realized on the sale of the share exceeds the exercise price. For purposes of determining alternative minimum taxable income, an incentive stock option is treated as a nonqualified option.

     Nonqualified Options. No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally realize ordinary income measured by the difference between the exercise price and the fair market value of the shares acquired on the date of exercise.

     Bonus Shares and Stock Sales. Bonus shares awarded under the Plan and shares sold outright under the Plan, which are transferable or not subject to a substantial risk of forfeiture, are taxable as ordinary income equal to the excess of the fair market value of the shares received (determined as of the date of settlement) over the amount, if any, paid for the shares by the participant. In the case of shares that are not transferable and are subject to a substantial risk of forfeiture on the date of issuance, the participant will generally recognize ordinary income equal to the excess of the fair market value of shares received (determined as of the date on which the shares either become transferable or are not subject to a substantial risk of forfeiture) over the amount, if any, paid for the shares. In this case, a participant may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture, and, in such event, the amount of ordinary income will be determined as of the date of issuance rather than upon expiration of the applicable restriction.

     Stock Appreciation Rights. The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will realize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares of common stock or other property delivered to the participant.

CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of common stock of the Company are hereafter increased or decreased or are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained.

	THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED OPTION REPRICING.


OTHER MATTERS TO BE ACTED UPON

     It is not known whether any other matters will come before the Meeting other than as set out above and in the Notice of Meeting. However, if such should occur, the person named in the accompanying form of proxy intends to vote on the matters in accordance with his best judgment exercising discretionary authority with respect to amendments or variations or matters identified in the Notice of Meeting and other matters which may properly come before the Meeting or an adjournment thereof.

SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING

     Article II of the Company's Bylaws provides that advance notice of nominations for the election of directors or proposals for an amendment to the Company's Bylaws must be received by the Company thirty (30) days prior to the date of the shareholder meeting at which the shareholder wishes to present such nomination or proposal or, if less than 40 days' notice of the date of the meeting is given to shareholders, by the close of business on the 10th day following the date on which notice of the meeting was mailed to shareholders.

     Each notice of a nomination or proposal of a Bylaw amendment must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or proposal; (iii) certain biographical information concerning each person to be nominated for election as a director, the number of shares of common stock beneficially owned by such nominee, and the consent of such person to serve as a director if so elected;
(iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) the provisions of any proposed Bylaw amendment and any financial interest of the shareholder in the proposal; and (vi) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

ANNUAL REPORT

      The Company's Annual Report to Shareholders for the fiscal year ended March 31, 1997, accompanies this proxy statement. On written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed with the Securities and Exchange Commission (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of the Company's Common Stock on July 25, 1997, the record date for the 1997 annual meeting of shareholders, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at the address of the Company set forth in the Notice of Annual Meeting of Shareholders immediately preceding this proxy statement.

INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP, independent public accountants, examined the financial statements of the Company for fiscal 1997. No change in independent public accountants is contemplated for fiscal 1998. The Company expects representatives of Arthur Andersen LLP to be present at the 1997 annual meeting of shareholders and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the meeting if they desire to do so.


PROPOSALS OF SHAREHOLDERS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders to be presented at the Meeting to be held in September 1998 must be received at the Company's executive offices by April 4, 1998, in order to be included in the Company's proxy statement and form of proxy concerning that meeting.

	  DATED at Portland, Oregon, this 1st day of August, 1997.

					     BY ORDER OF THE BOARD

					     /S/ PEGGY JARVIS MILLER
					     _______________________
					     Peggy Jarvis Miller
					     Vice President, Chief Financial
					     Officer and Secretary

			       NOTICE OF

		      ANNUAL SHAREHOLDERS' MEETING

				 AND

			   PROXY STATEMENT


		    -----------------------------

			   August 1, 1997


			  PORTLAND, OREGON

		    -----------------------------

			   (BIOJECT LOGO)

		     BIOJECT MEDICAL TECHNOLOGIES INC.
		      ANNUAL MEETING OF SHAREHOLDERS
			   September 11, 1997


	  This Proxy is Solicited on Behalf of the Board of Directors


James C. O'Shea and Peggy J. Miller and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse of this proxy card, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of shareholders of Bioject Medical Technologies
Inc. to be held on September 11, 1997 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Meeting"), all shares of stock of Bioject Medical Technologies Inc. (the "Company") to which the undersigned is entitled to vote at the Meeting. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged by the undersigned.

			 (To be Signed on Reverse Side)


/X/ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

1. Election of the following nominee(s) as directors to serve in such capacities until their successors are duly elected and qualified.

      / / FOR ALL (Except as marked          / / WITHHELD FOR ALL
	  to the contrary below)

	Nominees:         David H. de Weese
			  Grace K. Fey
			  William A. Gouveia
			  Eric T. Herfindal
			  James C. O'Shea
			  Richard J. Plestina
			  John Ruedy, M.D.


2. Approval of the repricing of certain stock options granted to non-employee directors.

      / / FOR                   / / AGAINST                / / ABSTAIN



3. Transaction of such other business as may properly come before the Meeting or any adjournments thereof.


UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN, DATE, AND MAIL YOUR PROXY TODAY.


SIGNATURE: ______________________________   DATE: _________________________


SIGNATURE: ______________________________   DATE: _________________________
	   (SIGNATURE, IF HELD JOINTLY)

NOTE: _____________________________________________________
      Capacity (Title of Authority, i.e., Executor, Trustee)